UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2008

Bonanza Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52171	76-0720654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Richmond Ave, Suite 400
Houston, Texas 77098
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (713) 333-5808

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation.
Item 3.02 Unregistered Sales of Equity Securities.

On May 14, 2008, Bonanza Oil & Gas, Inc. (the "Company"), entered into a Securities Purchase Agreement (the "May 2008 Purchase Agreement") with an accredited investor (the “May 2008 Investor”) providing for the sale by the Company to the May 2008 Investor of its 8% convertible notes in the principal amount of $750,000 (the "May 2008 Note").  In addition to the May 2008 Note, the May 2008 Investor also received 375,000 shares of common stock of the Company, a Series A Common Stock Purchase Warrant to purchase 750,000 shares of common stock and a Series B Common Stock Purchase Warrant to purchase 750,000 shares of common stock.  The closing occurred on May 14, 2008.

The May 2008 Note matures on May 14, 2009 (the "Maturity Date") and interest associated with the May 2008 Note is 8% per annum, which is payable on a quarterly basis commencing June 30, 2008. In the event that the Company grants a secured interest in its assets in connection with any future financing, then the May 2008 Investor will be entitled to a pari passu interest in such secured interest.  The May 2008 Note is convertible into our common stock, at the May 2008 Investor’s option, at a conversion price of $0.50 subject to adjustment.  The Company may require that the May 2008 Investor convert all or a portion of the May 2008 Note in the event that the Company’s closing market price for any 10 consecutive trading days exceeds 300% of the then conversion price subject to the 4.9% limitation.

The Series A Warrants are exercisable for a period of two years at an exercise price of $0.75 per share and the Series B Warrants are exercisable for a period of two years at an exercise price of $1.00 per share.  In the event that the Company issues securities at a per share price less than the conversion price, then the exercise price associated with the Series A Warrants and Series B Warrants and the conversion price for the May 2008 Notes shall be adjusted to equal such price.  However, no adjustment will be made for issuances relating to shares of common stock or options to employees, officers, consultants or directors of the Company, securities outstanding as of the date of the closing, securities issued in connection with acquisitions or strategic transactions or securities issued as equity enhancements in connection with standard non convertible debt transactions

The May 2008 Investor has contractually agreed to restrict its ability to convert the May 2008 Note and exercise the warrants and receive shares of our common stock such that the number of shares of the Company’s common stock held by the May 2008 Investor after such conversion or exercise does not exceed 4.9% of the Company’s then issued and outstanding shares of common stock.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the May 2008 Investor is an accredited investor, the May 2008 Investor had access to information about the Company and its investment, the May 2008 Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit Description
4.1	Securities Purchase Agreement dated May 14, 2008
4.2	8% convertible note issued May 14, 2008
4.3	Series A Common Stock Purchase Warrants issued May 14, 2008
4.4	Series B Common Stock Purchase Warrants issued May 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Oil & Gas, Inc.

Date: May 16, 2008	By:	/s/ Bill Wiseman
Bill Wiseman
President and Chief Executive Officer

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